PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 1ST QUARTER 2018 EARNINGS

•	1ST QUARTER GAAP NET INCOME OF $1.22 PER COMMON SHARE

•	1ST QUARTER CORE EARNINGS(1) OF $0.58 PER COMMON SHARE

•	GAAP BOOK VALUE OF $17.12 PER COMMON SHARE

•	REPURCHASED $15 MILLION OF COMMON STOCK
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the first quarter ended March 31, 2018. The Company’s GAAP net income for the first quarter was $230 million or $1.22 per common share. Core earnings(1) for the first quarter ended March 31, 2018 was $109 million or $0.58 per common share. Economic return on book value for the first quarter was 4.5%.(2) The Company sponsored two mortgage loan securitizations during the first quarter for $549 million and incurred $1.1 million in securitization deal related expenses. The Company also repurchased $15 million of common stock at an average price of $16.81 per share.

“Chimera’s book value increased to $17.12 per share contributing to our total economic return of 4.5% for the first quarter 2018,” said Matthew Lambiase, Chimera’s CEO and President. “We remain focused on our core investment strategy while continuing to generate a favorable return for our shareholders.”

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.
Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	March 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$100,752	$63,569
Non-Agency RMBS, at fair value	2,760,711	2,851,316
Agency MBS, at fair value	4,557,799	4,364,828
Loans held for investment, at fair value	13,619,995	13,678,263
Accrued interest receivable	98,669	100,789
Other assets	99,631	114,391
Derivatives, at fair value, net	93,171	48,914
Total assets (1)	$21,330,728	$21,222,070
Liabilities:
Repurchase agreements ($8.7 billion and $8.8 billion, pledged as collateral, respectively)	$7,202,924	$7,250,452
Securitized debt, collateralized by Non-Agency RMBS ($1.5 billion and $1.6 billion pledged as collateral, respectively)	194,967	205,780
Securitized debt at fair value, collateralized by loans held for investment ($13.2 billion and $13.3 billion pledged as collateral, respectively)	9,321,154	9,388,657
Payable for investments purchased	766,250	567,440
Accrued interest payable	69,929	61,888
Dividends payable	95,335	95,365
Accounts payable and other liabilities	9,426	17,191
Derivatives, at fair value, net	—	320
Total liabilities (1)	$17,659,985	$17,587,093

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 186,969,715 and 187,809,288 shares issued and outstanding, respectively	1,870	1,878
Additional paid-in-capital	3,814,391	3,826,691
Accumulated other comprehensive income	709,244	796,902
Cumulative earnings	3,206,859	2,967,852
Cumulative distributions to stockholders	(4,061,809)	(3,958,534)
Total stockholders' equity	$3,670,743	$3,634,977
Total liabilities and stockholders' equity	$21,330,728	$21,222,070
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of March 31, 2018 and December 31, 2017, total assets of consolidated VIEs were $14,878,283 and $14,987,464, respectively, and total liabilities of consolidated VIEs were $9,553,852 and $9,631,820, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended
	March 31, 2018	March 31, 2017
Net interest income:
Interest income (1)	$297,132	$251,344
Interest expense (2)	149,251	110,231
Net interest income	147,881	141,113
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(294)	(2,713)
Portion of loss recognized in other comprehensive income	(864)	(15,988)
Net other-than-temporary credit impairment losses	(1,158)	(18,701)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	81,419	4,896
Net realized gains (losses) on derivatives	13,085	(9,358)
Net gains (losses) on derivatives	94,504	(4,462)
Net unrealized gains (losses) on financial instruments at fair value	14,466	72,243
Net realized gains (losses) on sales of investments	—	5,167
Gains (losses) on extinguishment of debt	9,670	—
Total other gains (losses)	118,640	72,948

Other expenses:
Compensation and benefits	8,411	7,556
General and administrative expenses	5,489	4,040
Servicing fees	11,334	9,588
Deal expenses	1,088	11,353
Total other expenses	26,322	32,537
Income (loss) before income taxes	239,041	162,823
Income taxes	34	16
Net income (loss)	$239,007	$162,807

Dividend on preferred stock	9,400	5,283

Net income (loss) available to common shareholders	$229,607	$157,524

Net income (loss) per share available to common shareholders:
Basic	$1.22	$0.84
Diluted	$1.22	$0.84

Weighted average number of common shares outstanding:
Basic	187,553,281	187,761,748
Diluted	188,176,753	188,195,061

Dividends declared per share of common stock	$0.50	$0.50

(1) Includes interest income of consolidated VIEs of $235,026 and $192,989 for the quarters ended March 31, 2018 and 2017, respectively.
(2) Includes interest expense of consolidated VIEs of $99,614 and $82,684 for the quarters ended March 31, 2018 and 2017, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended
	March 31, 2018	March 31, 2017
Comprehensive income (loss):
Net income (loss)	$239,007	$162,807
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(88,816)	(3,910)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	1,158	18,701
Reclassification adjustment for net realized losses (gains) included in net income	—	(5,186)
Other comprehensive income (loss)	(87,658)	9,605
Comprehensive income (loss) before preferred stock dividends	$151,349	$172,412
Dividends on preferred stock	$9,400	$5,283
Comprehensive income (loss) available to common stock shareholders	$141,949	$167,129

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$229,607	$98,208	$129,832	$105,617	$157,524
Adjustments:
Net other-than-temporary credit impairment losses	1,158	18,179	11,468	13,509	18,701
Net unrealized (gains) losses on derivatives	(81,419)	(28,074)	(9,204)	(5,802)	(4,896)
Net unrealized (gains) losses on financial instruments at fair value	(14,466)	47,637	(19,042)	(67,762)	(72,243)
Net realized (gains) losses on sales of investments	—	586	(1)	(4,541)	(5,167)
(Gains) losses on extinguishment of debt	(9,670)	(12,742)	1	48,014	—
Realized (gains) losses on terminations of interest rate swaps	—	—	—	16,143	—
Net realized (gains) losses on Futures (1)	(16,424)	(8,204)	3,267	6,914	2,084
Core Earnings	$108,786	$115,590	$116,321	$112,092	$96,003

GAAP net income per basic common share	$1.22	$0.52	$0.69	$0.56	$0.84
Core earnings per basic common share(2)	$0.58	$0.62	$0.62	$0.60	$0.51

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at March 31, 2018 and December 31, 2017.

	March 31, 2018
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,627,375	$53.96	$81.96	4.6%	17.1%
Senior, interest-only	4,646,297	5.42	4.25	1.3%	7.0%
Subordinated	495,128	67.34	81.13	4.1%	9.3%
Subordinated, interest-only	196,208	3.68	4.12	0.8%	12.4%
Agency MBS
Residential pass-through	2,265,632	105.56	102.07	3.9%	3.0%
Commercial pass-through	2,153,980	102.15	99.71	3.6%	3.3%
Interest-only	2,960,181	3.53	3.29	0.7%	3.2%

	December 31, 2017
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,733,926	$54.04	$81.62	4.6%	16.7%
Senior, interest-only	4,862,461	5.41	4.34	1.3%	8.0%
Subordinated	501,455	66.77	80.01	4.1%	9.6%
Subordinated, interest-only	201,378	3.66	3.89	0.8%	11.8%
Agency MBS
Residential pass-through	2,227,128	105.53	104.27	3.8%	2.9%
Commercial pass-through	1,894,594	102.26	102.31	3.6%	3.2%
Interest-only	3,021,840	3.68	3.45	0.7%	3.4%

(1) Bond Equivalent Yield at period end.

At March 31, 2018 and December 31, 2017, the repurchase agreements collateralized by MBS had the following remaining maturities.

	March 31, 2018	December 31, 2017
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	4,140,691	4,745,342
30 to 59 days	1,538,864	1,206,769
60 to 89 days	685,239	592,865
90 to 119 days	—	—
Greater than or equal to 120 days	838,130	705,476
Total	$7,202,924	$7,250,452

The following table summarizes certain characteristics of our portfolio at March 31, 2018 and December 31, 2017.

	March 31, 2018	December 31, 2017
Interest earning assets at period-end (1)	$20,938,505	$20,894,407
Interest bearing liabilities at period-end	$16,719,045	$16,844,889
GAAP Leverage at period-end	4.6:1	4.6:1
GAAP Leverage at period-end (recourse)	2.0:1	2.0:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	5.7%	5.9%
Senior	2.7%	2.9%
Senior, interest only	1.3%	1.3%
Subordinated	1.7%	1.7%
Subordinated, interest only	0.0%	0.0%
RMBS transferred to consolidated VIEs	4.4%	4.6%
Agency MBS	23.5%	22.2%
Residential	12.0%	11.8%
Commercial	11.0%	9.8%
Interest-only	0.5%	0.6%
Loans held for investment	66.4%	67.3%
Fixed-rate percentage of portfolio	94.0%	93.7%
Adjustable-rate percentage of portfolio	6.0%	6.3%
Annualized yield on average interest earning assets for the periods ended	6.2%	6.3%
Annualized cost of funds on average borrowed funds for the periods ended (2)	3.7%	3.6%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Losses on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended March 31, 2018	$297,132	$149,251	$2,612	$151,863	$147,881	$(2,612)	$143	$145,412
For the Quarter Ended December 31, 2017	$301,957	$144,204	$4,369	$148,573	$157,753	$(4,369)	$(61)	$153,323
For the Quarter Ended September 30, 2017	$296,813	$140,358	$3,489	$143,847	$156,455	$(3,489)	$(167)	$152,799
For the Quarter Ended June 30, 2017	$288,644	$137,955	$3,486	$141,441	$150,689	$(3,486)	$(350)	$146,853
For the Quarter Ended March 31, 2017	$251,344	$110,231	$4,106	$114,337	$141,113	$(4,106)	$(519)	$136,488
(1) Primarily interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	March 31, 2018			March 31, 2017
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$3,880,870	$33,342	3.4%	$3,730,939	$27,632	3.0%
Non-Agency RMBS	1,150,135	22,004	7.7%	1,372,359	30,205	8.8%
Non-Agency RMBS transferred to consolidated VIEs	896,139	52,107	23.3%	1,141,388	60,134	21.1%
Residential mortgage loans held for investment	13,265,821	189,822	5.7%	9,091,646	132,854	5.8%
Total	$19,192,965	$297,275	6.2%	$15,336,332	$250,825	6.5%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$3,253,529	$16,140	2.0%	$3,120,531	$11,473	1.5%
Non-Agency RMBS	411,143	3,025	2.9%	745,920	5,532	3.0%
Re-Remic repurchase agreements	828,745	7,727	3.7%	605,366	4,669	3.1%
RMBS from loan securitizations	2,763,631	25,358	3.7%	1,328,324	9,978	3.0%
Securitized debt, collateralized by Non-Agency RMBS	200,374	2,825	5.6%	318,756	5,012	6.3%
Securitized debt, collateralized by loans	9,185,049	96,788	4.2%	7,121,397	77,673	4.4%
Total	$16,642,471	$151,863	3.7%	$13,240,294	$114,337	3.5%

Economic net interest income/net interest rate spread		$145,412	2.5%		$136,488	3.0%

Net interest-earning assets/net interest margin	$2,550,494		3.0%	$2,096,038		3.6%

Ratio of interest-earning assets to interest bearing liabilities	1.15			1.16

(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of the Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For the Quarter Ended March 31, 2018	26.17%	15.92%	11.91%
For the Quarter Ended December 31, 2017	11.82%	16.85%	12.70%
For the Quarter Ended September 30, 2017	15.42%	16.92%	12.88%
For the Quarter Ended June 30, 2017	12.98%	16.57%	12.65%
For the Quarter Ended March 31, 2017	19.63%	16.46%	11.57%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands)
Balance, beginning of period	$582,193	$622,982	$627,724	$648,659	$683,648
Accretion of discount	(37,309)	(39,640)	(43,502)	(42,625)	(43,715)
Purchases	—	(2,914)	1,723	(108)	(3,642)
Sales and deconsolidation	174	—	5,792	212	(7,303)
Transfers from/(to) credit reserve, net	10,386	1,765	31,245	21,586	19,671
Balance, end of period	$555,444	$582,193	$622,982	$627,724	$648,659

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.